                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) December 20, 1995

                            ----------------------

                              KMART CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   MICHIGAN
                (State or Other Jurisdiction of Incorporation)

        1-327                               38-0729500
(Commission File Number)        (I.R.S. Employer Identification No.)

               3100 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
             (Address of Principal Executive Offices)  (Zip Code)

                                (810) 643-1000
             (Registrant's Telephone Number, Including Area Code)

                                     N/A
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

Kmart Corporation has entered into the attached agreements on December 20, 1995, dated as of December 18, 1995, regarding amendments to certain terms and conditions of its existing revolving credit facilities and certain real estate obligations.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                KMART CORPORATION
                                                (Registrant)

                                                By:  /s/ Martin E. Welch
                                                ---------------------------
                                                     Martin E. Welch
                                                     Senior Vice President
                                                     and Chief Financial Officer

Date:  December 20, 1995

                              December 18, 1995




Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084



Ladies and Gentlemen:

        Reference is made to the following agreements: (a) that certain Loan Agreement dated as of January 21, 1992 and amended as of January 21, 1992, February 14, 1992 and December 20, 1994, among Kmart Corporation ("Kmart") and certain other entities, the financial institutions signatory thereto and [ ], as Managing Agent, (b) that certain Loan Agreement dated as of August 7, 1992 and amended as of December 20, 1994, among Kmart and certain other entities, the financial institutions signatory thereto and [ ], as Agent, (c) that certain Three Year Credit Agreement dated as of October 7, 1994 among Kmart, the financial institutions party thereto and [ ], as Documentation Agent, (d) that certain Warehouse Facility Credit Agreement dated as of October 7, 1994, among Kmart and certain other entities, the financial institutions signatory thereto and [ ], as Documentation Agent, (e) that certain 364 Day Credit Agreement dated as of October 5, 1995 among Kmart, the financial institutions party thereto and [ ], as Documentation Agent, and (f) that certain Seasonal Credit Agreement dated as of October 5, 1995 among Kmart, the financial institutions party thereto and [ ], as Documentation Agent (collectively, the "Credit Agreements").

        Each of [ ] hereby (a) acknowledges that it, in its individual capacity, approves the terms and conditions of the proposed amendments to the Credit Agreements set forth in the attached Summary of Indicative Terms (the "Term Sheet"), subject to documentation satisfactory to it in all respects, and
(b) agrees that it will seek the concurrence of the other financial institutions party to the Credit Agreements with the terms and conditions set forth in the Term Sheet.

December 18, 1995
Page 2



        Please execute a copy of this letter and return it to the undersigned to acknowledge your approval of the Term Sheet and the terms and conditions set forth herein.

                                            Very truly yours,


                                            [                         ]


                                            By: __________________________

                                            Title: _______________________




                                            [                         ]


                                            By: __________________________

                                            Title: _______________________


Acknowledged and agreed
as of this 18th day of
December, 1995:

KMART CORPORATION

By: ________________________

Title: _____________________

                                                                     12/17/95


                         Summary of Indicative Terms


        The following is a summary of the principal terms of proposed amendments to the six bank facilities (the "Facilities") extended to Kmart Corporation ("Kmart") and/or its real estate development affiliates (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the agreements governing the Facilities):

1.   Maturities

     - amend maturities of Seasonal, Big Beaver I (by Banks with at least 85% of the obligations thereunder) and Big Beaver II facilities to February 28, 1997 and eliminate ratings-based defaults; other Facilities will mature on October 3, 1997


2.   Interest Rates

     - change interest rates for Facilities as follows: 350 basis points over LIBOR or 250 basis points over prime for Seasonal, Big Beaver I and Big Beaver II facilities and 200 basis points over LIBOR or 100 basis points over prime for other Facilities, in each case at Kmart's option; the CD Rate option will be eliminated

3.   Additional Borrowings and Principal Repayments

     - after December 22, 1995 (the "Agreement Date"), additional borrowings in excess of paydowns will be conditioned on the approval of the Required Banks

     - no principal repayments (other than third party prepayment obligations under the Big Beaver I and II and Warehouse credit facilities) required under any Facility until the termination thereof (whether upon maturity or otherwise)

     - letters of credit may be issued under the Three Year Credit Facility to the extent of paydowns thereunder (except paydowns otherwise required hereunder) after the Agreement Date, so long as no default exists thereunder or would be caused thereby and without compliance with conditions to borrowing other than delivery mechanics to be determined; provided, that the Required Banks, at their discretion, may refuse to accept additional paydowns and be required to issue letters of credit

     - ratable mandatory payments of the Big Beaver I and II and Warehouse credit facilities triggered by payments of the puttable debt will be accomplished by Kmart's replacement as lender of existing loans to non-Kmart borrowers in such amount

4.   Deposits and Setoff Provisions

     - Kmart to maintain at all times cash and short-term investments ("Cash and Cash Equivalents") in deposits on account with the Banks of at least $400 million (the "Deposit Threshold"); provided, that if Kmart has less than $400 million outstanding in Cash and Cash Equivalents at any time, then such lesser amount outstanding shall be maintained with the Banks; provided, further, that all amounts maintained with non-Bank depository institutions in store depository accounts as required by Kmart's business operations in the normal course consistent with past practices shall be excluded from the calculation of "Cash and Cash Equivalents"

     - any deposits held by Banks in excess of the Deposit Threshold (as such threshold may increase pursuant to the terms hereof) will be made subject to a sharing arrangement with the holders of the puttable debt on a pro rata basis

     - concurrent with any pledge of collateral permitted hereunder to the noteholders (except for the pre-existing single store collateral substitution obligation pending from store closing in September 1995) which results in a net increase in value, the Deposit Threshold will be increased on a ratable basis to the extent of such increased value (based on appraisals satisfactory to the agents) if the Banks are not granted a lien on collateral with a ratably equivalent increased value

     - set off provisions under the Facilities are to be revised to allow each Bank to setoff against any amount deposited therewith, even if greater than such Bank's outstanding obligations under the Facilities, such amount to be shared with other Banks under all Facilities on a ratable basis; in addition, among the Banks, they may set off ratably among obligations owed to them outside the Facilities and aggregate obligations of all Banks under all Facilities

5.   Modification of Covenants

     -   prohibition against grant of liens by Kmart and its subsidiaries except
         (i) liens on non-current assets and/or sale proceeds to secure new indebtedness (Kmart to provide a specific list of assets to be sold or to serve as collateral for new indebtedness); (ii) exceptions set forth in paragraphs (a) through (d) of current lien limitation provision; and (iii) collateral substitutions permitted under the puttable debt documents as in effect on the date hereof, except for a substitution arising from an existing store "going dark" (other than the substitution referenced in paragraph 4), which shall be prohibited

        - prohibition against declaration or payment of common stock dividends and making of other "restricted payments" by Kmart, other than payment of previously declared 1995 common stock dividends; provided, that dividends as to existing preferred stock may only be declared or paid until such time as Kmart declines any bona fide offer from the holders of its currently outstanding preferred stock to enter into a definitive agreement to convert such preferred stock

        - prohibition against debt principal payments (other than mandatory principal payments identified on a schedule) by Kmart through February 28, 1997; upon making of scheduled payments to noteholders, Banks to receive pro rata paydowns and permanent reductions of Facilities

        - Kmart to deliver to the Banks a comprehensive 1996 business plan by January 23, 1996

        - Kmart shall not enter into amendments of its puttable debt documents (a) with respect to any increase in interest rates or fees or (b) to provide for clarification of mortgagee's, tenant's and landlord's rights and obligations under the Bankruptcy Code with respect to ground leases or similar arrangements, in each case without the consent of the Required Banks under each of the Facilities (unless, in connection with any amendment under clause (a), the Banks receive an equal basis point increase per annum in the interest rate spreads payable under the Facilities)

        - Facilities to have "most favored nation status" as to new covenants and defaults and enhancements of existing covenants and defaults in puttable debt documents, with such status to take effect as of the date hereof

6.      Fees and Expenses

        - payment to consenting Banks of 1% amendment fee based on outstandings under Seasonal, Big Beaver I and Big Beaver II facilities, such fees to be payable upon execution of amendments by noteholders, by all Banks under Seasonal facility, by 85% of Banks under Big Beaver I facility and by Required Banks under other Facilities

        -      Kmart to pay all expenses (including legal expenses) of [
                    ] and [            ], as agents under the Facilities;
               Banks to maintain existing contractual rights to receive payment of expenses in respect of the Facilities

7.      Modification of Defaults

        - principal payments by Kmart or its affiliates to the noteholders under transactions 1 through 7 which are not accompanied by a ratable permanent reduction of the obligations under the Facilities will create a default under the Facilities

        - the cross acceleration provision under each Facility will be modified to add a default upon the maturity of any of the repurchase obligations under transactions 1 through 7

        - a breach of any covenant contained in the documentation governing any new financing which is not waived or amended by the holders thereof within 45 days after the occurrence thereof creates a matured event of default (after the giving of any applicable notice and the expiration of any applicable cure period) shall be added as a default

        - a default shall occur if Kmart has incurred an aggregate unreimbursed loss exceeding $15 million under the circumstances described in paragraph 8 of the puttable debt term sheet, without giving effect to (a) any change in the basket or time periods specified therein or (b) any waiver thereof by the noteholders

8.      Conditions to Effectiveness

        - approval by insurance companies of amendments to puttable debt documents which conform to the term sheet dated December 17, 1995

        -      payment of fees

        - approval by Banks under all Facilities in accordance with terms of each of the agreements for the Facilities

                             AGREEMENT IN PRINCIPLE

                               KMART CORPORATION
                           3100 WEST BIG BEAVER ROAD
                           TROY, MICHIGAN 48084-3163


                                                        As of December 18, 1995


To Each of the Persons Listed
on Exhibit A Hereto:

        Pursuant to the terms of various documents and instruments referred to on Exhibit B hereto (collectively, the "REPURCHASE DOCUMENTS"), as well as certain other documents and instruments relating thereto and/or executed in connection therewith (collectively, with the Repurchase Documents, the "TRANSACTION DOCUMENTS") each of you (collectively, the "BONDHOLDERS") has informed Kmart Corporation (the "COMPANY") that you are the direct or beneficial holder of certain promissory notes, bonds and/or mortgage pass-through certificates issued pursuant to the Transaction Documents (collectively, the "OBLIGATIONS"). As owners of the Obligations, you assert the right, following the occurrence of certain events set forth in the Transaction Documents, which events may differ from document to document (collectively, a "TRIGGERING EVENT"), and subject to various procedures, conditions and restrictions contained in the Transaction Documents, to tender the Obligations to the Company, and the Company, in turn, has the obligation to purchase the Obligations (such rights being referred to herein as the "REPURCHASE RIGHTS").

        Attached hereto as Exhibit C is a term sheet entitled "Kmart Corporation Restructuring Concepts Re: Put Bonds" (the "TERM SHEET"). This agreement and the Term Sheet together summarize the principal terms and conditions relating to the proposed restructuring of the Repurchase Rights and the related Transaction Documents (the "PROPOSED RESTRUCTURING").

        To evidence (i) your agreement in principle to the terms of this agreement and the Term Sheet, (ii) your agreement, subject to the terms of this agreement, the Term Sheet and the nonoccurrence of a Termination Event (as defined below), to forbear from exercising the Repurchase Rights, or to direct any applicable Trustee on your behalf to forbear from such exercise, as the case may be, and (iii) your agreement, subject to the satisfaction of the Closing Conditions (as defined below) and the nonoccurrence of a Termination Event, to execute and deliver appropriate documentation to effectuate the Proposed Restructuring, please execute two copies of this agreement and return one fully-executed counterpart to the Company.

        As used herein, the "CLOSING CONDITIONS" shall mean and include the acceptable completion and satisfaction of all of the following, as determined by the Bondholders, the Company and their respective counsel:

                (i) the approval, authorization, execution and delivery of documentation by each of the Bondholders, the Company, and any issuer of the Obligations if applicable, which reflects and implements the Term Sheet and this agreement with respect to each such person, and which is in form, scope and substance satisfactory to each of the Bondholders, the Company and their respective counsel;

                (ii) the payment by the Company of all fees and expenses incurred by the Bondholders in connection with the Proposed Restructuring, including payment of attorneys' fees as provided in the Term Sheet;

                (iii) the delivery of an opinion of counsel from one or more of the counsel to the Company in favor of the Bondholders with respect to (a) the legal existence and good standing of the Company, (b) the authority of the Company to enter into the Proposed Restructuring, (c) the due execution and delivery of the documentation effectuating the Proposed Restructuring, (d) the obligations of the Company under the Transaction Documents, as modified, being legal, valid, binding and enforceable in accordance with their terms (subject to customary exceptions to be discussed), (e) the compliance of the Proposed Restructuring with applicable securities laws and other laws, rules and regulations applicable to the Company, and (f) such other customary matters to be discussed concerning the Proposed Restructuring and the amended Transaction Documents as the Bondholders may reasonably request;

                (iv) the prior or substantially simultaneous closing of the modification of the Bank Loans (as defined below) in accordance with the terms of the bank term sheet attached hereto as Exhibit D; and

                (v) the mutually satisfactory resolution of those items in the Term Sheet which are designated as unresolved or to be discussed, if any.

        For purposes of this agreement and the Term Sheet, the "BANK LOANS" shall mean those certain loans to the Company, or affiliates of the Company, as the case may be, made pursuant to and as evidenced by: (i) the 364-Day Credit
Agreement dated as of October 5, 1995, with [             ], as agent, pursuant
to which the Company held an initial commitment of up to $700,000,000, (ii) the Warehouse Facility Credit Agreement dated as of October 7, 1994, with [
            ], as agent, pursuant to which the Company held an initial commitment of up to $500,000,000, (iii) the Three-Year Credit Agreement dated as
of October 7, 1994, with [             ], as agent, pursuant to which the
Company held an initial commitment of up to $1,465,000,000, (iv) the Loan
Agreement dated as of January 21, 1992, with [                   ], as agent,
pursuant to which the Company held an initial commitment of up to $200,000,000 ("BIG BEAVER I"), (v) the Loan Agreement dated as of August 7, 1992, with
[                   ], as agent, pursuant to which the Company held an initial commitment of up to $200,000,000 ("BIG BEAVER II"), (vi) the Seasonal Credit
Agreement dated as of October 5, 1995, with [             ], as agent, pursuant
to which the Company held an initial commitment of
up to $300,000,000 and (vii) such other loan agreements as may amend, restate, replace or supersede the foregoing agreements.

        As used herein, a "TERMINATION EVENT" shall mean the occurrence of any of the following events, unless waived by the Bondholders that hold 90% of the Obligations held by all Bondholders, in their sole and absolute discretion:

                (i) any Closing Conditions remain unsatisfied on February 29, 1996;

                (ii) any material misrepresentation by the Company or its representatives regarding any of the information provided by the Company or such representatives in connection with the discussions and negotiations regarding the Proposed Restructuring;

                (iii) at any time prior to the date of the closing of the Proposed Restructuring, the Company makes (a) any payment on exercised put rights under Big Beaver I or Big Beaver II, or (b) any payment on exercised Repurchase Rights in transactions 1 through 7;

                (iv) any event or the existence of any condition arising or developing after the date hereof (other than a down-grade in the Company's credit rating or a decline in the Company's stock price) which has a material adverse effect on the business, financial condition, operations, assets or prospects of the Company, or the Company and its subsidiaries, taken as a whole, or on the Company's ability to perform its obligations arising out of the documents and agreements to be delivered in connection with the Proposed Restructuring; or

                (v) the Company fails to act in accordance with paragraphs 2(a), 3(a), 4 or 8 of the Term Sheet as if the Proposed Restructuring had been effective as of the date hereof.

        Upon the occurrence of a Termination Event this agreement shall terminate. Upon the termination of this agreement, at the sole and exclusive option of the Bondholders (each of which may act independently), and provided a Triggering Event shall have previously occurred, (i) the Obligations of such Bondholder(s) shall be deemed to be tendered to the Company for purchase, (ii) the applicable Repurchase Rights shall be deemed to have been fully exercised in all respects, (iii) any and all amounts payable by the Company in respect thereof shall be immediately due and payable, and (iv) all procedures, conditions, restrictions, demands and presentment otherwise applicable thereto, including any notice obligations, shall be deemed to have been waived by the Company (and are hereby waived by the Company, effective upon the occurrence of any Termination Event). Upon the termination of this agreement, if no Triggering Event shall have previously occurred, the rights of each Bondholder with respect to the subsequent occurrence of any Triggering Event shall be governed by each Bondholder's respective Transaction Documents.

        Except as specifically provided herein, neither this agreement nor the occurrence of a Termination Event hereunder shall have the effect of amending, modifying or waiving in any respect any of the terms of the Transaction Documents, or any other documents or agreements between or among the Company and any of the Bondholders, or any rights or remedies of the

Bondholders thereunder which are hereby expressly reserved. Each of said agreements and documents shall remain in full force and effect in accordance with their respective terms unless and until modified or superseded by the execution and delivery of the definitive restructuring documentation contemplated in clause (i) of the Closing Conditions.

        Until the earlier to occur of a Termination Event or the closing of the Proposed Restructuring, no Bondholder shall sell, assign, or otherwise transfer any or all of its interest in its Repurchase Rights unless and until the purchaser, assignee or transferee shall agree in writing (in form reasonably acceptable to the Company and the other Bondholders) to be bound by the terms and conditions of this agreement and that certain Confidentiality Agreement among the Company and the Bondholders.

        The Company hereby acknowledges that this agreement has been executed by each of the Put Bondholders in express reliance upon information furnished by the Company, which information is hereby certified to the best of the Company's knowledge based on due inquiry to be true and correct in all material respects.

        The foregoing notwithstanding, the Bondholders recognize that much of the financial information that the Company or its representatives disclosed (or may subsequently disclose) to the Bondholders consists of internally generated analyses prepared solely for the purpose of evaluating, among other things, the financial aspects of the Company's operations. Such information is not prepared in accordance with generally accepted accounting principles and has not undergone the review procedures that would typically accompany a formal audit process. Further, while the Company has provided you with certain information in response to your request, there can be no assurance that the Company has provided the Bondholders with all of the information that you might consider materially relevant to the consideration of the matters set forth in this agreement and the Term Sheet. Further, the information provided to the Bondholders with respect to anticipated performance will necessarily reflect assumptions (some of which may not be stated) by the Company which are inherently subject to significant economic, competitive and other uncertainties and contingencies beyond the Company's control and that may or may not prove to be accurate.

        If the amendments to the Transaction Documents contemplated hereby are deemed to be the offering of securities to the Bondholders, the Company intends to avail itself of the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended.

        This agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, but all of which shall constitute collectively one agreement. No party to this agreement shall be bound until a counterpart of this agreement shall have been executed and delivered by such party.

        Subject to the terms and conditions hereof and of the Term Sheet, each party hereto or person or entity subject hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto, or person or entity subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this agreement and the consummation of the Proposed Restructuring.

        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                                        Very truly yours,

                                        KMART CORPORATION



                                        By:______________________
                                        Name:
                                        Title:



                         [                           ]

                                  EXHIBIT A
                                 BONDHOLDERS
                                    [   ]

                                  EXHIBIT B
                             REPURCHASE DOCUMENTS


     TRANSACTION                                REPURCHASE DOCUMENT
--------------------------------------------------------------------------------
No. 1 - Greensboro ($37.68 MM) NPA         Note Purchase Agreement dated as of
                                           May 29, 1992, [             ]

No. 2 - [             ] 11 Properties      Trust Indenture dated as of January
($71.418 MM) NPA                           1, 1992, [             ]

No. 3 - Hawaii/California ($42 MM) NPA     Trust Indenture dated as of May 28,
                                           1993, [             ]

No. 4 - [             ] 4 Kmart Stores     Note Purchase Agreement dated as of
($64.523 MM) NPA                           January 21, 1993, [             ]

No. 5A - [             ] Sheffield         Note Purchase Agreement dated as of
($8.555 MM) NPA                            December 1, 1992, [             ]

No. 5B - [             ] 3 Kmart Stores    Note Purchase Agreement dated as of
($13.060 MM) NPA                           December 1, 1992, [             ]

No. 6 - [             ] 10 Properties      Indenture dated as of December 28,
($100.505 MM) Sale/Leaseback               1992, [             ]

                                           Bond Put Agreement dated as of
                                           December 22, 1992, [             ]

No. 7 - Utica Park ($31.9 MM)              Trust Agreement dated as of July 1,
Sale/Leaseback                             1992, [             ]

                                           Note Put Agreement dated as of July
                                           1, 1992, [             ]

                                  EXHIBIT C
                                  TERM SHEET

                                                               December 17, 1995

                              KMART CORPORATION
                            RESTRUCTURING CONCEPTS
                                RE: PUT BONDS

1. REPURCHASE OBLIGATION AND TERM. The existing note maturities and payment schedules, inclusive of amortization, will remain in place, but the put obligations with respect to deals 1 through 7, inclusive of the put price premium (collectively, the "Repurchase Obligations"), will be direct non-contingent claims against Kmart. The Repurchase Obligations will be due and payable upon the first to occur of (i) October 3, 1997, (ii) acceleration of any of the 6 bank lines,
        (iii) a payment default (which may be waived only with the consent of the holders of 100% of the Repurchase Obligations) or any other event of default under the restructuring documentation (which may be waived only with the consent of the holders of 51% of the Repurchase Obligations), or (iv) a voluntary bankruptcy filing by Kmart, or an involuntary bankruptcy filing against Kmart if not dismissed within 90 days (the first date on which the Repurchase Obligations are payable being referred to herein as the "Payment Date"). The occurrence of a debt rating decline will be eliminated as a triggering event and the repurchase price will be calculated on the Payment Date based upon present coupon rates and the then remaining maturities of the underlying notes. The new structure will not modify existing rights, if any, which may be available under Bankruptcy Code Section 555 to liquidate securities contracts in the event of bankruptcy.

2. REDUCTIONS AND PAY-DOWN TRUST ACCOUNT. Except as provided below, the Repurchase Obligations shall become immediately due and payable if Kmart makes or permits a reduction of amounts presently outstanding under the 6 bank lines totalling approximately $2.69 billion (to be verified as of December 22, 1995). These restrictions would be eliminated if and when the banks were to enter into a mutually satisfactory "true-up" agreement with the Bondholders.

        (a) If, at any time, Kmart makes any reduction in the indebtedness currently outstanding under any of the bank lines
                (excluding the two Big Beaver facilities and the Warehouse facility) totalling approximately $2.144 billion (to be verified as of December 22, 1995) (the "Current Line Debt"), then Kmart shall make a pro rata payment to the Bondholders payable upon the expiration of ten business days (which will be applied as a credit against the Repurchase Obligations at par, and not as a principal prepayment of the existing notes and bonds). For purposes hereof, reductions in the Current Line Debt will include (i) LC payments or LC roll-offs, (ii) refinancing of any Current Line Debt unless such debt is at least equal in amount to the Current Line Debt, is unsecured (unless otherwise permitted by the Negative Pledge provisions), and has a term equal to or longer than the existing maturity of the bank line(s) being refinanced, and (iii) any other source which causes a reduction in the Current Line Debt, but will exclude (a) any reductions which are replaced with a new unsecured borrowing (unless otherwise permitted by the Negative Pledge provisions) or a new unsecured LC (unless otherwise permitted by the Negative Pledge provisions) under such bank lines within ten business days following such reduction, or (b) any reductions which do not exceed, in the aggregate, the pro rata portion of the Current Line Debt allocable to the principal amortization of the existing notes and bonds or the reduction of the Repurchase Obligations received by the Bondholders between the date of closing and the date of determination.

        (b) If, at any time prior to October 3, 1997, a reduction is made in the indebtedness currently outstanding under either of the Big Beaver facilities or the Warehouse facility (whether at maturity or otherwise) totaling approximately $545 million (to be verified as of December 22, 1995) (the "Current Real Estate Debt", and collectively with the Current Line Debt, the "Current Bank Debt"), Kmart shall deposit a pro rata sum into a pay-down trust account to be held by an independent trustee for the equal and ratable benefit of the holders of the Repurchase Obligations as their interests may appear from time to time. At such time as
                (i) Kmart makes a subsequent funding request under either of the Big Beaver facilities or the Warehouse facility which complies with the applicable lending conditions, and (ii) the banks advance their pro rata share in response thereto, the trustee will release to Kmart a pro rata share of such funding request of the funds then on deposit in the Pay-Down Trust Account.

        (c) The trustee shall distribute monies in the trust account to the Bondholders ratably based upon the par amount of their Repurchase Obligations upon the following events in the following proportions: (i) at such time as there is a termination or reduction of any portion of the unfunded commitments below the Current Real Estate Debt under Big Beaver I, Big Beaver II or the Warehouse facility, the trustee shall distribute an equal percentage amount of the trust funds, and
                (ii) upon a Payment Date, the Trustee shall distribute the full amount of the trust funds. Any such distribution will be applied as a credit against the Repurchase Obligations at par, and not as a principal prepayment of the existing notes and bonds.

        (d) For purposes of this paragraph 2, the pro rata calculations shall be based upon outstanding balances from time to time (after giving effect to permitted reductions) of (i) in the case of banks, the Current Bank Debt, and (ii) in the case of Bondholders, the par amount of the aggregate Repurchase Obligations.

        (e) All required reductions of the Repurchase Obligations made pursuant to the provisions of this Term Sheet shall be at par, provided, however, that the applicable put premium or make-whole premium shall be due and payable with respect to (i) elective reductions of the Repurchase Obligations, (ii) prepayments in whole of the Repurchase Obligations, and (iii) principal prepayments on the existing notes and bonds.

3.      NEGATIVE PLEDGE/SETOFF SHARING.

        (a) Negative pledge extending to all assets of Kmart and its subsidiaries. Carve-outs from the negative pledge will include
                (i) the ordinary course carve-outs contained in the existing bank negative pledge, (ii) carve-outs for liens on non-current assets and/or sale proceeds to the extent of new credit extended by any party over and above the Current Bank Debt, and (iii) carve-outs for the setoff rights of the banks in accordance with the term sheet (entitled "Summary of Indicative Terms" set forth in Exhibit D to the Agreement in Principle, the "Bank Term Sheet"). Kmart to provide a more specific list of assets which are for sale or could serve as collateral for new money (the "Proposed Asset Sales"). The negative pledge in favor of the Bondholders will be subject to amendment or waiver only upon the affirmative vote of the Bondholders holding 51% of the Repurchase Obligations.

        (b) Mutually acceptable setoff sharing agreement with the banks in favor of the Bondholders concerning setoff rights relating to all deposits maintained by Kmart with its line banks exceeding the "Deposit Threshold" as defined in the Bank Term Sheet (such agreement to be in form, scope and substance satisfactory to the Bondholders and the banks). Setoff sharing will be ratable based upon Current Bank Debt and the par amount of the Repurchase Obligations.

4. COVENANTS. Financial covenants and negative covenants to be the same as provided in the existing bank lines (subject to modification to (i) conform to the Negative Pledge provisions hereof, and (ii) permit the Proposed Asset Sales), with "most favored nation status" with Current Bank Debt as to any new covenants or defaults, enhancements of existing covenants or defaults, or covenants or new or enhanced defaults in any refinancing of Current Bank Debt (but not to covenants or defaults relating to any new credit over and above Current Bank Debt) with such status to take effect as of the date hereof. The restructuring shall include a default upon (a) the payment of common dividends other than previously declared 1995 common stock dividends, (b) the payment of dividends as to existing preferred stock after such time as Kmart declines any bona fide offer from the holders of its currently outstanding preferred stock to enter into a definitive agreement to convert such preferred stock, or (c) a breach of any covenant contained in the documentation governing any new financing in excess of the Current Bank Debt which is not waived or amended by the holders thereof within 45 days after the occurrence thereof creates a matured Event of Default (after the giving of any applicable notice and the expiration of any applicable cure periods) (with the Bondholders having no vote as to such amendment or waiver). Financial reporting requirements to be discussed, but Bondholders will, at a minimum, receive (x) any financial information, projections and business plans as and when provided to the banks, and (y) a comprehensive 1996 business plan not later than January 23, 1996. The covenants in favor of the Bondholders will be subject to amendment or waiver only upon the affirmative vote of the Bondholders holding 51% of the Repurchase Obligations.

5. PRICING. Kmart will pay a one-time restructuring fee equal to 100 basis points on the par value of the Repurchase Obligations. In addition, Kmart will make quarterly extension-fee payments in an amount equal to 75 basis points per annum on the par value of the Repurchase Obligations. If, as a result of any paydowns of the Repurchase Obligations made pursuant to Paragraph 2 above, the effective rate of interest received on the existing bonds is greater than the existing coupon rate on such bonds, Kmart shall receive a credit for such excess against future payments. Amounts held, but not yet distributed to the Bondholders, in the Pay-Down Trust Account shall not reduce the Repurchase Obligations for purposes of calculating the quarterly extension fee.

6. COLLATERAL SUBSTITUTION. Except for the pre-existing single-store substitution obligation in Deal 2 pending from a store closing in September, 1995, Kmart's mandatory collateral substitution obligations arising from an existing store "going dark" will be suspended until the Payment Date. All other collateral substitution requirements, if any, will trigger a proportional increase in the banks' "Deposit Threshold" for the incremental improvement in value caused by the substitution. The Bondholders' existing rights to any proceeds of any casualty or condemnation will be unaffected by the restructuring.

7. TRANSACTIONS 6 AND 7. Deal 6 will be restructured to sever the collateral into two segments comprised of Kmart properties and non-Kmart properties. The segments will not be cross-collateralized and will each secure only that portion of the debt which is allocable to the properties in the relevant segment, such that the bonds secured by the non-Kmart properties will be independently saleable at the option of each of the respective Bondholders. If requested in writing by the Bondholders in Deal 7, Kmart will reasonably cooperate with the Bondholders and the equity owner in Deal 7 to expeditiously create a suitable real estate vehicle in order to implement a structure similar to that described for Deal 6. Any Bondholder which retains its interest in the non-Kmart segment of Deal 6 or 7 will continue to have the benefit of the Repurchase Obligations with respect thereto. If any Bondholder sells such interest, such sale shall be made free of the associated Repurchase Obligations (inclusive of put price premium) which will thereupon be automatically extinguished. Kmart will have no obligation to purchase any such bonds which may be offered or sold.

8.      TRANSACTIONS 8 THROUGH 11. If any or all of the Bondholders in
        Deals 8 through 11 exercise their respective puts against Kmart, Kmart shall (i) timely honor the exercise thereof and pay to such holder or holders the amount required to purchase the tendered securities as required under the applicable existing agreements (inclusive of any put premium, the "Purchase Amount"), and (ii) promptly sell the tendered securities and seek reimbursement from the applicable spin-off tenants for the difference between the Purchase Amount and the net proceeds realized upon sale of the tendered securities. If, within one hundred twenty days after honoring the exercise of the put, Kmart has incurred an aggregate unreimbursed loss exceeding $15 million, the Repurchase Obligations will be due and payable in full within 10 days thereafter (basket amount and time periods are subject to increase only upon the mutual agreement of Kmart and Bondholders holding 51% of the Repurchase Obligations; and subject to decrease only upon the mutual agreement of Kmart and Bondholders holding 100% of the Repurchase Obligations).

9. EXPENSES. Kmart agrees to pay all reasonable fees and expenses of Hebb & Gitlin, as group counsel to the Bondholders, incurred in connection with the negotiation and documentation and closing of related definitive documentation, any post-closing monitoring or evaluation of the rights of the Bondholders with respect to the matters contemplated by the restructuring, and any further amendment or waiver requests related thereto.

        Kmart also agrees to pay all reasonable fees and expenses of (i) [
                        ], as counsel to [
                             ], and the Bondholders in Deal 2, (ii) [
               ], as counsel to [                                  ], (iii)
        [                  ], as counsel to [
               ], and (iv) [                     ], as counsel to [
                                ], incurred in connection with the negotiation, documentation and closing of this Term Sheet and related definitive documentation. With respect to any future counsel fees of the individual Bondholders, Kmart will pay fees and expenses of counsel only in accordance with the provisions of the existing documentation, unless otherwise agreed.

10. RESTRUCTURING OF BANK LINES. Outstandings under the existing bank lines shall remain outstanding without reductions except as described in paragraph 2 hereof, and shall be restructured in accordance with the Bank Term Sheet. Without the affirmative vote of the Bondholders holding 51% of the Repurchase Obligations, Kmart will not modify or amend any of the agreements relating to any of the existing bank lines with respect to any increase in interest rates or fees charged on the Current Bank Debt (unless, in connection therewith, the Bondholders receive an equal basis point increase per annum in the quarterly extension fee payable on the Repurchase Obligations).

                                  Exhibit D                             12/17/95
                               Bank Term Sheet

                         Summary of Indicative Terms

        The following is a summary of the principal terms of proposed amendments to the six bank facilities (the "Facilities") extended to Kmart Corporation ("Kmart") and/or its real estate development affiliates (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the agreements governing the Facilities):

1.      Maturities

        - amend maturities of Seasonal, Big Beaver I (by Banks with at least 85% of the obligations thereunder) and Big Beaver II facilities to February 28, 1997 and eliminate ratings-based defaults; other Facilities will mature on October 3, 1997

2.      Interest Rates

        - change interest rates for Facilities as follows: 350 basis points over LIBOR or 250 basis points over prime for Seasonal, Big
             Beaver I and Big Beaver II facilities and 200 basis points over LIBOR or 100 basis points over prime for other Facilities, in each case at Kmart's option; the CD Rate option will be eliminated

3.      Additional Borrowings and Principal Repayments

        - after December 22, 1995 (the "Agreement Date"), additional borrowings in excess of paydowns will be conditioned on the approval of the Required Banks

        - no principal repayments (other than third party prepayment obligations under the Big Beaver I and II and Warehouse credit facilities) required under any Facility until the termination thereof (whether upon maturity or otherwise)

        - letters of credit may be issued under the Three Year Credit Facility to the extent of paydowns thereunder (except paydowns otherwise required hereunder) after the Agreement Date, so long as no default exists thereunder or would be caused thereby and without compliance with conditions to borrowing other than delivery mechanics to be determined; provided, that the Required Banks, at their discretion, may refuse to accept additional paydowns and be required to issue letters of credit


        - ratable mandatory payments of the Big Beaver I and II and Warehouse credit facilities triggered by payments of the puttable debt will be accomplished by Kmart's replacement as lender of existing loans to non-Kmart borrowers in such amount

4.      Deposits and Setoff Provisions

        - Kmart to maintain at all times cash and short-term investments ("Cash and Cash Equivalents") in deposits on account with the Banks of at least $400 million (the "Deposit Threshold"); provided, that if Kmart has less than $400 million outstanding in Cash and Cash Equivalents at any time, then such lesser amount outstanding shall be maintained with the Banks; provided, further, that all amounts maintained with non-Bank depository institutions in store depository accounts as required by Kmart's business operations in the normal course consistent with past practices shall be excluded from the calculation of "Cash and Cash Equivalents"

        - any deposits held by Banks in excess of the Deposit Threshold (as such threshold may increase pursuant to the terms hereof) will be made subject to a sharing arrangement with the holders of the puttable debt on a pro rata basis

        - concurrent with any pledge of collateral permitted hereunder to the noteholders (except for the preexisting single store collateral substitution obligation pending from store closing in September 1995) which results in a net increase in value, the Deposit Threshold will be increased on a ratable basis to the extent of such increased value (based on appraisals satisfactory to the agents) if the Banks are not granted a lien on collateral with a ratably equivalent increased value

        - set off provisions under the Facilities are to be revised to allow each Bank to setoff against any amount deposited therewith, even if greater than such Bank's outstanding obligations under the Facilities, such amount to be shared with other Banks under all Facilities on a ratable basis; in addition, among the Banks, they may set off ratably among obligations owed to them outside the Facilities and aggregate obligations of all Banks under all Facilities

5.      Modification of Covenants

        - prohibition against grant of liens by Kmart and its subsidiaries except (i) liens on non-current assets and/or sale proceeds to secure new indebtedness (Kmart to provide a specific list of assets to be sold or to serve as collateral for new indebtedness);
             (ii) exceptions set
                forth in paragraphs (a) through (d) of current lien limitation provision; and (iii) collateral substitutions permitted under the puttable debt documents as in effect on the date hereof, except for a substitution arising from an existing store "going dark" (other than the substitution referenced in paragraph 4), which shall be prohibited


        - prohibition against declaration or payment of common stock dividends and making of other "restricted payments" by Kmart, other than payment of previously declared 1995 common stock dividends; provided, that dividends as to existing preferred stock may only be declared or paid until such time as Kmart declines any bona fide offer from the holders of its currently outstanding preferred stock to enter into a definitive agreement to convert such preferred stock

        - prohibition against debt principal payments (other than mandatory principal payments identified on a schedule) by Kmart through February 28, 1997; upon making of scheduled payments to noteholders, Banks to receive pro rata paydowns and permanent reductions of Facilities

        - Kmart to deliver to the Banks a comprehensive 1996 business plan by January 23, 1996

        - Kmart shall not enter into amendments of its puttable debt documents (a) with respect to any increase in interest rates or fees or (b) to provide for clarification of mortgagee's, tenant's and landlord's rights and obligations under the Bankruptcy Code with respect to ground leases or similar arrangements, in each case without the consent of the Required Banks under each of the Facilities (unless, in connection with any amendment under clause (a), the Banks receive an equal basis point increase per annum in the interest rate spreads payable under the Facilities)

        - Facilities to have "most favored nation status" as to new covenants and defaults and enhancements of existing covenants and defaults in puttable debt documents, with such status to take effect as of the date hereof

6.      Fees and Expenses

        - payment to consenting Banks of 1% amendment fee based on outstandings under Seasonal, Big Beaver I and Big Beaver II facilities, such fees to be payable upon execution of amendments by noteholders, by all Banks under Seasonal facility, by 85% of Banks under Big Beaver I facility and by Required Banks under other Facilities

        -       Kmart to pay all expenses (including legal expenses) of [
                                        ], as agents under the Facilities; Banks
                to maintain existing contractual rights to receive payment of expenses in respect of the Facilities

7.      Modification of Defaults

        - principal payments by Kmart or its affiliates to the noteholders under transactions 1 through 7 which are not accompanied by a ratable permanent reduction of the obligations under the Facilities will create a default under the Facilities

        - the cross acceleration provision under each Facility will be modified to add a default upon the maturity of any of the repurchase obligations under transactions 1 through 7

        - a breach of any covenant contained in the documentation governing any new financing which is not waived or amended by the holders thereof within 45 days after the occurrence thereof creates a matured event of default (after the giving of any applicable notice and the expiration of any applicable cure period) shall be added as a default

        - a default shall occur if Kmart has incurred an aggregate unreimbursed loss exceeding $15 million under the circumstances described in paragraph 8 of the puttable debt term sheet, without giving effect to (a) any change in the basket or time periods specified therein or (b) any waiver thereof by the noteholders

8.      Conditions to Effectiveness

        - approval by insurance companies of amendments to puttable debt documents which conform to the term sheet dated December 17, 1995

        -       payment of fees

        - approval by Banks under all Facilities in accordance with terms of each of the agreements for the Facilities